SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of report (Date of earliest event reported) October 3, 2000
                                                         -----------------------

                            Global Technologies, Ltd.
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             (Exact Name of Registrant as specified in its charter)


         Delaware                     0-25668                    86-0970492
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(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)             Identification No.)


The Belgravia, 1811 Chestnut Street, Suite 120, Philadelphia, PA        19103
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          (Address of Principal Executive Offices)                    (Zip Code)


                                 (215) 972-8191
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               Registrant's telephone number, including area code



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          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THIS REPORT

ITEM 5. OTHER EVENTS

     On October 3, 2000, two institutional funds purchased an aggregate of $7.0 million of convertible secured notes (the "Notes") from Global Technologies, Ltd. ("Global").

     The Notes bear interest at 8% per annum, payable in cash or Global Class A Common Stock ("Common Stock"). Interest may be paid in Common Stock only if a registration statement covering the shares is then effective. Common Stock is valued at the Conversion Price (as defined below) for interest payment purposes.

     The Notes mature in 150 days, and are convertible after 120 days into shares of Common Stock and after 150 days into shares of U.S. Wireless Corporation ("US Wireless") common stock, in either case at the Conversion Price. "Conversion Price" is equal to 80% of average of the closing bid prices for the Common Stock or US Wireless common stock, as the case may be, for the five consecutive trading days immediately preceding (but not including) the date of conversion or payment of interest, as the case may be. Global is obligated to register for resale any shares of Common Stock into which the Notes may be converted or which are used to pay interest.

     To secure the Notes and permit the conversion of principal amounts thereof into shares of US Wireless common stock, Global has pledged 866,538 shares of US Wireless common stock to the funds. Global may redeem the Notes at any time for a premium.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GLOBAL TECHNOLOGIES, LTD.



Dated: October ____, 2000               By: /s/ Irwin L. Gross
                                           -------------------------------------
                                        Name: Irwin L. Gross
                                        Title: Chairman and
                                               Chief Executive Officer

                                INDEX TO EXHIBITS

No.                    Description
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4.1*      Convertible Secured Note Purchase Agreement among Registrant and the
          Investors signatory thereto, dated as of October 3, 2000

4.2*      Form of 8% Convertible Secured Note issued to Investors

10.1*     Stock Pledge Agreement, dated as of October 3, 2000

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*    Filed herewith.